News Release 216

Sept 27, 2019

Liberty Star Uranium & Metals Corp.

LBSR: OTCPK

http://www.LBSR.us/

FOR IMMEDIATE RELEASE

Liberty Star announces resignation of Jim Briscoe from Board of Directors

TUCSON, AZ–(September 27, 2019)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) today announced that James A. Briscoe (78) has resigned as Director of Liberty Star, effective September 23, 2019. He will continue to work with other companies in which he retains interests and with Liberty Star as a geological consultant, as such needs arise in the future.

“Jim’s impact on Liberty Star since its founding in 2003, when he provided the inspiration and geological expertise to establish several mineral exploration projects in Alaska and Arizona, has been substantial,” said Brett Gross, the Company’s chief executive officer. “Over his extensive career, Jim is responsible for the discovery of several important mining sites throughout North America. We foresee Liberty Star’s current premier property, the Hay Mountain Project, becoming his largest and most important discovery and the epicenter of a world class copper – gold – moly mining district.”

“All of those associated with the Company are proud of what Liberty Star has accomplished over the years and believe that Jim’s geological work leaves us well-positioned to take advantage of the global need for new copper production.” continued Mr. Gross.

Brett I. Gross” Brett I. Gross

President & CEO
Liberty Star Minerals

Forward Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

RISK FACTORS FOR OUR COMPANY ARE SET OUT IN OUR 10-K AND OTHER PERIODIC FILINGS WITH THE SEC ON EDGAR.

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Contact:
Liberty Star Minerals
Tracy Myers

520-425-1433
Investor Relations
info@LBSR.us